Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-183125, 333-176194, 333-133840, 333-128860, and 333-116952) and Form S-3 (No. 333-216070, 333-212597, and 333-211269) of The Walt Disney Company of our report dated November 21, 2018, except for the change in composition of reportable segments as discussed in Note 1 to the consolidated financial statements, as to which the date is February 15, 2019, which appears in this Form 8‑K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
February 15, 2019